OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Endeavour International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

1000 Main Street, Suite 3300
Houston, Texas 77002
April 16, 2007
Dear Stockholder:
     We cordially invite you to attend the Annual Meeting of Stockholders of Endeavour International Corporation, which will be held on Thursday, May 24, 2007, at 10:00 a.m., Central Daylight Saving Time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas. At the meeting, you will hear a report on our business and have the opportunity to meet with our directors and executives.
     The materials enclosed include the formal notice of the meeting, the proxy statement, the proxy card and the annual report. The proxy statement outlines the agenda and provides information about the matters to be voted on at the meeting. It also describes how our board of directors operates and gives certain information about the Company. The annual report includes financial information and results for 2006.
     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. Whether or not you plan to attend the meeting in person, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.
     We look forward to seeing you at the Annual Meeting and greatly appreciate your continued support.

Sincerely,

William L. Transier
Chairman, Chief Executive Officer and President

Notice of Annual Meeting of Stockholders
To be Held May 24, 2007

Dear Stockholder:
You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Endeavour International Corporation, a Nevada corporation, which will be held on Thursday, May 24, 2007, at 10:00 a.m., Central Daylight Saving Time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas. The Annual Meeting will be held for the following purposes:
1.	To elect two Class III directors to each serve three-year terms;

2.	To approve the 2007 Stock Incentive Plan;

3.	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2007; and

4.	To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.
The close of business on March 26, 2007 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Whether or not you plan to attend the Annual Meeting, we ask that you sign and return the enclosed proxy or vote via the telephone or the Internet as promptly as possible to ensure that your shares will be represented. Please see the enclosed proxy card for specific instructions. Your Internet and telephone votes must be received before 12:00 midnight, Eastern Daylight Savings Time on the evening of May 23, 2007. A self-addressed, postage paid envelope has been enclosed for your convenience if you wish to vote by mail. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person.

By Order of the Board of Directors,

H. Don Teague
Secretary
April 16, 2007

Endeavour International Corporation
Proxy Statement

Endeavour International Corporation
1000 Main Street, Suite 3300
Houston, Texas 77002

Proxy Statement

Some Questions You May Have Regarding this Proxy Statement
Unless the context otherwise requires, references to the “Company”, “Endeavour”, “we”, “us” or “our” mean Endeavour International Corporation or any of its subsidiaries.

Q:	Why am I receiving these materials?

A:	The accompanying proxy is solicited on behalf of the board of directors of Endeavour International Corporation, a Nevada corporation. We are providing these proxy materials to you in connection with our 2007 Annual Meeting of Stockholders, (the “Annual Meeting”) to be held on Thursday, May 24, 2007, at 10:00 a.m., Central Daylight Saving Time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas. As a Company stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and voting instructions are being mailed beginning April 16, 2007.

Q:	Who may vote at the meeting?

A:	You may vote all of the shares of our common stock, Series B preferred stock and Series C preferred stock that you owned at the close of business on March 26, 2007, the record date.

Q:	What proposals will be voted on at the meeting?

A:	There are three Company proposals to be considered and voted on at the meeting, which are:
1.	To elect two Class III directors to each serve three-year terms;

2.	To approve the 2007 Stock Incentive Plan; and

3.	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2007.
We will also consider other business that properly comes before the meeting, or any adjournment or postponement, in accordance with Nevada law and our Bylaws.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in the proxy statement relating to the proposals to be voted on. Our board of directors unanimously recommends that you vote:
1.	“FOR” each of the nominees to the board of directors;

2.	“FOR” approval of the 2007 Stock Incentive Plan; and

3.	“FOR” the ratification of KPMG LLP as independent auditor for the Company.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, William L. Transier and Lance Gilliland, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Nevada law and our Bylaws.

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, Stock Trans, Inc., you are considered a stockholder of record with respect to those shares and the proxy materials and proxy card are being sent directly to you. Stockholders of record may vote their shares via telephone by using the toll-free number listed on the proxy card or via the Internet at the website for Internet voting listed on the proxy card. In both methods of voting, the control number found on your proxy card will be needed. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

If you hold Series B preferred stock or Series C preferred stock, Stock Trans, Inc. will be sending the proxy materials and proxy card directly to you. You may vote your shares via telephone by using the toll-free number listed on the proxy card or via the Internet at the website for Internet voting listed on the proxy card. In both methods of voting, the control number found on your proxy card will be needed. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the self-addressed, postage-paid envelope provided. Telephone and Internet voting for stockholders of record will close at 12:00 midnight, Eastern Daylight Saving Time, on the evening before the Annual Meeting. To vote at the meeting, please bring the enclosed proxy card, or vote using the ballot provided at the meeting.

If like many stockholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the proxy materials are being forwarded to you by your bank or broker. The availability of telephone and Internet voting will depend upon the voting processes of the bank or broker and stockholders should follow the voting instructions on the form you receive from your bank or broker.

Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the self-addressed, postage-paid envelope provided. To vote at the meeting, please bring the enclosed proxy card, or vote using the ballot provided at the meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Company stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What vote is required to approve the proposals?

A:	Directors are elected by plurality vote. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board. Neither abstentions nor broker non-votes will have an effect on the election of a director. All other proposals will be approved if a majority of the shares present in person or by proxy are cast for the proposal. Holders of our common stock, Series B Preferred Stock and Series C Preferred Stock will vote together as a single class on each proposal. On the record date, Endeavour International Corporation had 120,708,116 shares of common stock, 19,714 shares of Series B preferred stock and 125,000 shares of Series C preferred stock outstanding and entitled to be voted at the meeting. Each stockholder is entitled to one vote for each share of common stock and one vote for each share of Series B preferred stock. Each stockholder of the Series C preferred stock is entitled to 400 votes for each share of Series C preferred stock (based on the conversion price of $2.50 which is in effect at the record date).

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes are counted in determining that a quorum is present for the meeting. Both abstentions and broker non-votes will be disregarded in calculating the total votes cast on a proposal.

William L. Transier and Lance Gilliland are officers of the Company and were named by our board of directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the board of directors. For beneficial stockholders, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum present.

Q:	What are broker non-votes?

A:	Under American Stock Exchange rules, brokers are not permitted to vote their customers’ shares on non-routine matters unless they have received voting instructions from their customers. Broker non-votes are shares held in “street name” for which brokers do not receive voting instructions, and which therefore cannot be voted. If your shares are held in “street name,” you should follow the directions provided by your broker to instruct your broker to vote your shares.

Q:	What are routine matters?

A:	The election of directors and ratification of KPMG LLP are examples of routine matters on which brokers may vote even if they have not received instructions from their customers.

Q:	What are non-routine matters?

A:	Non-routine matters are matters such as approval of the 2007 Stock Incentive Plan and stockholder proposals, although there are no stockholder proposals under consideration at the Annual Meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise through submission of a later dated proxy or written notice to the Secretary of the Company. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial stockholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007 or in an earlier filed Form 8-K.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners; provided however, that we will not bear any costs related to an individual stockholder’s use of the Internet or telephone to cast their vote. Morrow & Co., Inc. has been retained to assist us in the solicitation of proxies in connection with the Annual Meeting for a fee of approximately $7,500, plus out-of-pocket expenses. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and regular employees.

Q:	Where can I find more information about Endeavour?

A:	We file reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy this information at the SEC’s public reference facilities. This information is also available at www.sec.gov and www.endeavourcorp.com.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2006 Annual Report on Form 10-K, please contact: Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002, Attention: Investor Relations Department, Telephone: (713) 307-8700.

Q:	How can I communicate with the Company’s Board of Directors?

A:	Stockholders may send communications in care of the Corporate Secretary, Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002. Please indicate whether your message is for the board of directors as a whole, a particular group or committee of directors or an individual director.

Proposal One — Election of Directors
Structure of the Board
Our Amended and Restated Bylaws provide for one to fifteen directors (as determined by resolution of the board of directors) to be divided into three classes consisting of Class I, Class II and Class III directors, whose terms of office are currently scheduled to expire, respectively, on the dates of our annual meetings of stockholders in 2008, 2009 and 2007. At each annual meeting of stockholders the directors of the class elected at such meeting will serve for three-year terms. Our board of directors has currently fixed the number of directors at six members, two of each class.
Proposal
Two directors are to be elected at the 2007 Annual Meeting. The two nominees, who are both current members of the board, are to be elected as Class III directors for a three-year term expiring at our annual meeting of stockholders in 2010. Each such director will hold office until his or her successor is duly elected and qualified. There is no cumulative voting in the election of directors and the Class III directors will be elected by a plurality of the votes cast at the Annual Meeting.
Nominees for Election
The following table sets forth information regarding the names, ages and principal occupations of the nominees and the continuing directors, directorships in other companies held by them and the length of continuous service as a director of the Company:
Nominees for Election at the Annual Meeting

Class III Director	Principal Occupation and Directorships	Age
Barry J. Galt	Director of Abraxas Petroleum Company; Director of the Company since May 2004	73

Thomas D. Clark, Jr.	President of Strategy Associates, a consulting firm specializing in strategy development, strategic planning assistance, corporate governance policy and corporate analysis; Director of Dynegy, Inc.; Director of the Company since June 2006	66

Continuing Directors

Class I Director	Principal Occupation and Directorships	Age
John B. Connally III	Independent Oil and Gas Investor; Founder and Principal of Pure Gas Partners, Ltd., a privately-held oil and gas exploration and production company; Director of Pure Energy Group, Inc.; Director of the Company since May 2002	60

William L. Transier	Chief Executive Officer and President of the Company; Director of Reliant Energy, Inc., Cal Dive International, Inc. and Helix Energy Solutions Group, Inc.; Director of the Company since February 2004 and Chairman of the Board since October 2006	52

Class II Director	Principal Occupation and Directorships	Age
Nancy K. Quinn	Principal of Hanover Capital LLC, a privately-owned advisory firm providing financial and strategic services within the energy industry; Director of Atmos Energy Corporation; Director of the Company since March 2004	53

John N. Seitz	Director of the Company since February 2004 and Vice Chairman of the Board since October 2006; Director of Input/Output, Inc., Elk Resources, Inc. and Constellation Energy Partners, LLC	55
Each of the nominees and directors named above have been engaged in the principal occupation set forth opposite his or her name for the past five years except as follows:
Mr. Galt served as a director of Ocean Energy, Inc. and its predecessor company, Seagull Energy Corporation from 1983 to 2003, prior to its merger with Devon Energy Corporation, and as Chairman and Chief Executive Officer of Seagull from 1983 to his retirement in 1998. Mr. Galt also served as a director of Trinity Industries, Inc. from 1989 and as a director of Dynegy, Inc. from October 2002 until his retirement from both boards in May 2006.
Prior to 2006, Mr. Clark was the Edward G. Schlieder Distinguished Chair of Information Science at Louisiana State University and the Director of the DECIDE Boardroom, an executive decision research and development facility, since 2003. Since 2000, he has served as vice chairman of the Louisiana Tobacco Settlement Corp., since 2003 a member of the board of directors of Dynegy, Inc. and on the boards of several community organizations and three privately-held companies. Mr. Clark was previously Dean of the E.J. Ourso College of Business

Administration at Louisiana State University and Ourso Distinguished Professor of Business from 1995 to 2003.
Mr. Connally served as president, chief executive officer and a director of BPK Resources, Inc. (now known as iCarbon Corporation), a gas and oil exploration company whose shares traded on the OTC Bulletin Board, from 2002 to April 2004.
Mr. Transier served as co-chief executive officer of the Company from February 2004 to October 2006. Mr. Transier served as executive vice-president and chief financial officer for Ocean Energy, Inc. from 1999 to 2003, prior to its merger with Devon Energy Corporation, and he served as co-chief executive officer of NSNV, Inc. from its formation in November 2003 until its merger with the Company in February 2004.
Mr. Seitz served as co-chief executive officer of the Company from February 2004 to October 2006. Mr. Seitz served as chief executive officer, chief operating officer and president of Anadarko Petroleum Corporation from 2002 to 2003, and as president and chief operating officer of Anadarko Petroleum Corporation from 1999 to 2003, and he served as co-chief executive officer of NSNV, Inc. from its formation in November 2003 until its merger with the Company in February 2004.
Board of Directors Recommendation
The board of directors recommends voting “For” the election of each of the director nominees.
Corporate Governance
Directors are expected to make every effort to attend each board meeting and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference will be permitted if necessary. Directors are also expected to make every effort to attend in person the Annual Meeting of Stockholders. Our board of directors held ten meetings during 2006 and executed five unanimous consents in lieu of meeting. Each director attended at least 88% of the aggregate total number of meetings of the board of directors and the committees on which such director served during his or her tenure of service in 2006. All of the directors attended the 2006 Annual Meeting of Stockholders. Our board of directors is comprised of a majority of independent directors as required by the rules of the American Stock Exchange. The board has determined that Ms. Quinn and Messrs. Clark, Connally and Galt are independent under applicable American Stock Exchange listing standards.

The board of directors currently has the following standing committees:
Audit Committee
The audit committee consists of Ms. Quinn and Messrs. Clark, Connally and Galt. Ms. Quinn serves as chairman of the audit committee and is the audit committee financial expert. The audit committee held eight meetings during 2006. The board of directors has determined the members of the audit committee to be independent in accordance with the requirements of the rules and regulations of the SEC promulgated under the Exchange Act and the rules of the American Stock Exchange. The committee is appointed by the board of directors to assist the board in oversight of (i) the integrity of our financial statements, (ii) the compliance by the company with legal and regulatory requirements, (iii) the performance of our internal audit function and independent auditors, and (iv) the independent auditors’ qualifications and independence. The audit committee charter is available on our website at www.endeavourcorp.com or in print to any stockholder who requests it. The report of the audit committee is set forth beginning on page 41.
Compensation Committee
The compensation committee consists of Ms. Quinn and Messrs. Clark, Connally and Galt. Mr. Connally serves as chairman of the compensation committee. The compensation committee held five meetings during 2006. The board of directors has determined the members of the compensation committee to be independent in accordance with the requirements of the rules and regulations of the SEC promulgated under the Exchange Act and the rules of the American Stock Exchange. The committee is appointed by the board of directors and has overall responsibility for reviewing, evaluating and approving our executive officer compensation arrangements, plans and policies. The compensation committee charter is available on our website at www.endeavourcorp.com or in print to any stockholder who requests it. The report of the compensation committee is set forth beginning on page 31.
The compensation committee oversees the administration of compensation programs applicable to all of our employees, including our executive officers, under the charter adopted by the board of directors. The committee has the sole authority to approve to the extent the committee determines necessary or appropriate the following compensation items based on such evaluation for our executive officers: (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements and severance arrangements and (e) any special or supplemental benefits, a significant portion of which should be, in the committee’s view, equity-based compensation, intended to align the employees’ interests with those of our stockholders. The committee has the sole authority to decide whether to retain a compensation consultant to assist in the evaluation of executive officer compensation. The committee delegates administration of compensation programs applicable to employees who are not executive officers to the chief executive officer of the company.

Governance and Nominating Committee
The governance and nominating committee consists of Ms. Quinn and Messrs. Clark, Connally and Galt. Mr. Galt serves as chairman of the governance and nominating committee. The committee held four meetings during 2006. The board of directors has determined the members of the governance and nominating committee to be independent in accordance with the requirements of the rules and regulations of the SEC promulgated under the Exchange Act and the rules of the American Stock Exchange. The governance and nominating committee is appointed by the board of directors to (i) assist the board in identifying individuals qualified to become board members and to recommend to the board individuals to be nominees for election at the annual meetings of stockholders or to be appointed to fill vacancies; (ii) recommend to the board director nominees for each committee of the board; (iii) advise the board about appropriate composition of the board and its committees; (iv) recommend corporate governance guidelines and to assist the board in implementing those guidelines; and (v) assist the board in its annual review of the performance of the board and its committees. The governance and nominating committee charter is available on our website at www.endeavourcorp.com or in print to any stockholder who requests it.
Qualification and Nomination of Director Candidates
The governance and nominating committee has the responsibility under its charter to recommend nominees for election as directors to the board of directors. In February 2007, the governance and nominating committee recommended Board Governance Guidelines which the board of directors approved. Among other governance matters, the Board Governance Guidelines provide board membership criteria. The Board Governance Guidelines are available on our website at www.endeavourcorp.com. The governance and nominating committee is responsible for reviewing, with the board on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the board. This assessment includes issues of diversity, age, and skills. The skill set of the overall board provides a basis for the evaluation and establishes guidelines for an overall set of skills inherent in the group of members of the board. In all cases, the skills an individual brings to the board should be considered in the context of the overall needs for expertise on the board. Each member brings a unique and valuable perspective to the governance of the Company. When these unique skill sets are combined in an environment of collegial interaction and respect, they provide the overall skill set of the board and provide a strong governance structure. They fall into the two primary areas of business skills and interpersonal social skills. In considering candidates for the board of directors, the governance and nominating committee will identify the personal characteristics needed in a director nominee so that the board as a whole will possess the Qualifications of the Board as a Whole as identified in the Board Governance Guidelines and as needed on the board at the time of the selection of a director nominee. It is expected that the characteristics needed in a director nominee will depend on the skills of current directors and the current needs of the company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the governance and nominating committee. The committee shall consider, through such means as the committee considers appropriate, potential director nominees thought to possess the Business Skill Set and the Individual Personal and Social Skill Set as identified in the Board Governance Guidelines.

Recommendation or Nomination of Directors by Stockholders
The Board Governance Guidelines and the governance and nominating committee charter provide proper procedures for identifying director nominees. The Board Governance Guidelines and the governance and nominating committee charter is available on our website at www.endeavourcorp.com or in print to any stockholder who requests it.
Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our corporate secretary. The written notice should contain the name and address of the stockholder recommending the candidate, the candidate’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being recommended as a potential director, such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current SEC rules, and an indication of the individual’s willingness to serve as a director. The governance and nominating committee will consider all candidates recommended by any stockholder who complies with the foregoing procedures on the same basis as candidates recommended by our directors and other sources.
Code of Business Conduct
We have adopted a Code of Business Conduct which applies to all employees, including all executive officers. The Code of Business Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargos and sanctions, compliance procedures and employee complaint procedures. The Code of Business Conduct is posted on our website at www.endeavourcorp.com under the “Investor Relations-Corporate Governance” caption.
Directors’ Continuing Education
The Company’s director education policy can be found in the Board Governance Guidelines and encourages all members of the board of directors to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the board of directors as well as their responsibilities in their specific committee assignments. The director education policy provides that the Company will reimburse the board of directors for all costs associated with attending any director education program.
During 2006, Mr. Clark attended “The Board’s Role in Strategy” sponsored by the National Association of Corporate Directors (“NACD”) in April and the NACD National Conference in October. Mr. Transier attended “Making Corporate Boards More Effective” sponsored by the Harvard Business School in March 2007.

Director Service on Other Boards
Recognizing the substantial time commitment required of directors, we expect that directors will serve on the boards of other public companies only to the extent that, in the judgment of the board, such services do not detract from the directors’ ability to devote the necessary time and attention to Endeavour. Generally, directors who serve as chief executive officers, or CEOs, should not be on the boards of more than three (3) other public companies, and all other directors should limit their service to no more than five (5) public company boards.
Directors Who Change Job Responsibilities
An individual director who changes the principal employment position he or she held when elected to the board should notify the chairman of the governance and nominating committee. It is not the sense of the board that the directors who retire or change from the position they held when they came on the board should necessarily leave the board. There should, however, be an opportunity for the board via the governance and nominating committee to review the continued appropriateness of board membership under these circumstances.
Term Limits and Retirement
We do not believe there should be term limits on directors. While term limits could help ensure fresh ideas and viewpoints, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations and, therefore, provide an increasing contribution to the board as a whole. As an alternative to term limits, the governance and nominating committee, in consultation with the Chairman, will review each director’s continuation on the board at the conclusion of his or her term. This will also allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the board. The governance and nominating committee chairman will report the results of the review to the board.
Stock Ownership Guidelines
The board of directors believes that significant stock ownership in Endeavour by the leadership team leads to a stronger alignment of interests between management and stockholders and will result in enhanced stockholder value. In February 2007, the board adopted stock ownership guidelines expressed as a multiple of annual base salary for executive officers and annual retainer for directors as follows:

Position	Stock Ownership Level
CEO	5X
All Other Executive Officers	3X
Directors	2X

Directors and executive officers have five years from the adoption of these guidelines, or from taking office, whichever is later, to reach the applicable Stock Ownership Level.
Until the applicable Stock Ownership Level is met, upon the vesting of a restricted stock award and after the payment of taxes due as a result of vesting, the officer or director is required to hold the net vested shares until the applicable Stock Ownership Level is met. Net vested shares are the shares remaining after payment of the applicable taxes owed as a result of vesting of the restricted stock. The officer or director will not be required to accumulate any shares in excess of the number of shares owned once the value of shares owned reaches the Stock Ownership Level, regardless of subsequent changes in price of the shares. However, the officer or director may only sell shares, other than as required for the payment of taxes due as a result of a vesting, if, after the sale of shares, the officer or director will still be in compliance with the Stock Ownership Level under these guidelines as of the day the shares are sold based on current share price and compensation level.
In the event of personal hardship, the compensation committee of the board of directors has authority to approve deviations from these guidelines.
Director Compensation
Under our compensation guidelines for non-employee directors, each outside director receives annual compensation of 20,000 shares of restricted common stock and options to purchase 20,000 shares of common stock. Both the restricted common stock and the options vest in three equal annual increments. Our outside directors receive $20,000 per annum for service and $1,000 for each board or committee meeting attended. The committee chairpersons receive an additional $2,500 per annum. All directors’ fees are paid on a quarterly basis. We have offered the directors the option of making an annual election to receive shares of common stock, for a number of shares equal in value to 125% of the cash payment that they would have otherwise received.
The following table provides compensation information for the year ended December 31, 2006 for each non-employee member of our board of directors.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name	($) (1)	($) (2)	($) (2)	($)
Thomas D. Clark, Jr.	$28,625	$16,301	$3,379	$48,305

John B. Connally III	49,500	102,206	49,947	201,653

Barry J. Galt	48,500	101,956	45,031	195,487

Nancy K. Quinn	49,500	102,206	49,947	201,653

(1)	For the year 2006, Ms. Quinn and Messrs. Clark, Connally and Galt elected to take shares in lieu of cash payments.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R (“FAS 123R”), “Share Based Payment.” See Note 14 of the consolidated financial statements in our Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. The aggregate grant date fair value for 2006 restricted stock awards, including fees paid in stock as discussed above, was as follows: Mr. Clark $85,981; Mr. Connally $116,075; Mr. Galt $114,825; and Ms. Quinn $116,075. The aggregate grant date fair value for 2006 stock option awards was $18,600 for Mr. Clark and $20,000 for each of the other directors. At fiscal year end the aggregate number of stock awards outstanding for each director was as follows: Mr. Clark 20,000; Mr. Connally 53,332; Mr. Galt 53,332; and Ms. Quinn 53,332. At fiscal year end the aggregate number of option awards outstanding for each director was as follows: Mr. Clark 20,000; Mr. Connally 53,332; Mr. Galt 53,332; and Ms. Quinn 53,332.
In October 2006, we entered into a consulting agreement with Mr. Seitz, our former co-chief executive officer, who is currently vice-chairman of our board. The agreement provides that Mr. Seitz will serve as a consultant for oil and gas exploration matters as may be requested by us and the term of the agreement continues through December 31, 2008. The base compensation for Mr. Seitz under the agreement is $300,000 per annum. Please see the Summary Compensation Table for disclosure of all compensation received by Mr. Seitz during 2006.
Compensation Discussion and Analysis
Business Context
We are an oil and gas exploration and production company, engaged in the acquisition, exploration, and development of natural gas and oil properties in the North Sea. We hold a large exploration portfolio and own interests in ten oil and gas fields in the United Kingdom and Norwegian sectors of the North Sea. We operate offices in Houston, London, Oslo and Aberdeen. The international oil and gas exploration and production segment of the international energy industry is highly complex, requiring a broad spectrum of technical, management and commercial skills in order to succeed.
We were founded as a startup competitor in an established market to take advantage of an industry transition as major integrated companies restructured their portfolios away from more mature producing areas. Our strategy involved exploiting niche opportunities in the North Sea that were viewed as marginally economic by the large players already in that market. In addition to competing against a number of companies of significant size and scale that have been operating in the market for many years, we have seen an influx of newcomers to the market that seek to capitalize on the changing industry dynamics. In order to execute our business strategy, we must attract and retain highly qualified and technically proficient executives and key employees, competing for a limited talent base with both major and independent oil and gas companies worldwide. As a new organization, we seek individuals who are more entrepreneurial in their business approach and are willing to accept the risk associated with an evolving business venture.

We operate in a very cyclical industry because of volatility in demand and prices for oil and gas. We rely on our executive team to develop, maintain and execute our strategy over the long-term in order to build significant stockholder wealth – through the up and down cycles of the industry. The skills, technical requirements, experience and personal qualities of the executives needed to successfully manage this type of business are currently in very high demand, given the strength of commodity prices and worldwide demand for energy. This high demand for energy and qualified executives presents a significant management challenge for all participants in the industry.
Our executive compensation programs have been designed and are administered to support our long-term strategic objectives, and to address the unique characteristics of the competitive market for talent in our industry.
The Purpose of Our Executive Compensation Program
The purpose of our executive compensation program is to provide a meaningful reward system that motivates our executives to be good stewards over our stakeholders’ and stockholders’ interests. It is also intended to address the realities of the business environment in which we operate. Our goal is to provide a competitive total reward program that allows us to attract and retain qualified executive talent from among the pool of talent in this industry, and among other industries as appropriate.
Our executive compensation programs are intended to provide incentives for executives to:
•	Continue to grow the business in alignment with our stated long-term strategy;

•	Build significant stockholder wealth over the long-term;

•	Deliver annual performance that reflects the execution of our stated strategy based on annual goals;

•	Focus on delivering results as a leader in safety and environmental performance;

•	Remain with us over the long-term; and

•	Reflect the value we place on innovation and personal contribution.
Our Philosophy
Our compensation philosophy reflects the realities of the competitive market in which we operate and the characteristics of our entrepreneurial environment. The program for executive officers, which consists of base salary, performance-based annual bonus and long-term stock-based incentive awards, is designed to promote the strategic objectives that are critical to our long-term success while closely aligning the interests of our executives with the interests of our stockholders. The compensation committee’s philosophy in establishing executive compensation programs is:
•	Compensation programs should be designed to allow us to attract and retain very experienced and high caliber professionals and executives in the oil and gas industry. This is a challenge to all in the industry but we believe strongly that the attraction and retention of highly qualified executive talent is a key to the execution of our strategy. In our start-up phase, we designed our compensation program to attract the type of executive who had the talent and experience to successfully carry out our business model. For this reason, our pay practices reflect the compensation that executives with the wherewithal and background to lead our Company would command in an industry that spans a wide range of competitors.

•	Compensation programs should relate to personal and Company performance. We believe that executive compensation levels should be highly influenced by Company and individual performance. In administering compensation programs, we strive to understand the linkage between how well the Company has performed against expectations and incentive compensation. We also believe that incentive compensation should make up a significant part of an executive’s compensation package, and that the incentive portion should increase when performance warrants, and decrease when it does not. Our total compensation program for executives includes short and long-term incentives, which are both directly linked to Company performance.

•	Compensation programs should be competitive. We believe that our compensation programs should provide the opportunity for our CEO and other executive officers to earn performance-based compensation that is competitive with similarly situated executives of other public companies within the oil and gas industry. While we believe that the definition of competitors should generally consider companies in our peer group of similarly situated oil and gas companies, we also recognize that it is difficult to limit the definition to that universe since the competition for talent often crosses many segments of the industry.

•	Compensation programs should closely align the interests of executives with those of stockholders. For this reason, we have designed programs that base a significant portion of executive compensation on stock-based incentive awards. We believe that this strong focus on equity compensation best reflects Endeavour’s place in the business cycle and provides the best opportunity for attracting the right mix of executive talent.

•	Executive compensation programs should align the interests of executive management with those of all employees. Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the contribution of every employee is important to our success, we are mindful of the effect of compensation plans and incentive programs on all of our employees.

•	Compensation programs should reflect the Company’s place in the business cycle and the accompanying risk profile of the business. We understand that a company in the startup, fast growth mode of the business cycle generally represents greater career risk to employees than employment at a mature energy company. For this reason, our incentive compensation programs provide for a higher percentage of at-risk compensation for our executives. Similarly, we generally de-emphasize executive benefits and perquisites compared to more mature companies in our industry.
The following describes the primary elements of our executive compensation program and the influence of our philosophy on those elements.

Base Salary
All of our employees are paid a base salary which represents a fixed sum of compensation due the individual in return for their service to us. In establishing base salaries for the executive officers, the compensation committee considers a number of factors including the executive’s job responsibilities, individual achievements and contributions, level of experience, personal compensation history, the base salaries typically paid for similar positions within the oil and gas industry and the geographic location of our offices. The criteria for measurement during this past year included an executive compensation analysis by Mercer Human Resources that represented an objective, professionally-conducted market study, integrated with additional competitive information secured from a range of industry and general market sources. Our compensation committee reviews the base salary of the chief executive officer and all other executive officers periodically to ensure that a competitive position is maintained. Changes made to executive salaries usually occur annually, but may be more or less frequent based on the situation. Generally, our CEO recommends to the committee changes to salaries for his direct reports while the committee independently considers and approves changes to our CEO’s salary.
We allow employees, including executive officers, to elect to receive a percentage of their salary in stock compensation instead of cash. The number of restricted shares granted in lieu of salary is based on the percentage chosen by the employee, base salary and the closing stock price on the first business day of the year, or initial date of employment for a newly hired employee. The restricted shares received in lieu of cash salary vest 100% on the first anniversary from date of grant. In the initial years of our company, participation in this program was strongly encouraged, particularly for executive officers. During 2006, executives elected to receive one-half of their base pay in stock compensation rather than in cash. This reflected a commitment to the entrepreneurial nature of our business model and reduced the total cash outlay required of us in the early stages of our formation.
Annual Bonus
Annual cash bonuses are used to focus our management on achieving key corporate objectives, positioning us for long-term growth, motivating certain desired individual behaviors and rewarding substantial achievement of our objectives and individual goals. Executive positions have an annual bonus target range that reflects their level of responsibility in the organization and industry practices. For 2006, the individual annual bonus target for executive vice presidents was 50 percent of base salary and 100 percent of base salary for our chief executive officer. The compensation committee considers individual performance as well as corporate financial performance in determining the amount of an executive’s annual cash bonus. Our approach in administering the annual incentive program is non-formulaic and does not include specific objective measures. We believe this provides the compensation committee with needed flexibility to address the unique aspects of our Company as a start-up entity in an early growth cycle as an organization and motivate the executives to respond to the changing market and maximize long term performance. In 2006, cash bonus amounts were recommended to the committee by our CEO based upon the achievement of certain strategic initiatives that contributed to our cash flows, production volumes and reserve additions. These accomplishments included the completion of an acquisition of production interests in the United

Kingdom that dramatically improved each of the key metrics of our company, two exploration successes and continued success in licensing rounds. As a result, the compensation committee approved 2006 cash bonus payments of 125 percent of the annual bonus target for each of the executive vice presidents. Our CEO was awarded 2006 cash bonus payment of 117 percent of his annual bonus target.
Stock-based Incentive Compensation
We use a combination of restricted stock, stock options and other stock-based compensation to reward long-term performance, encourage the achievement of superior results over time and align executive and stockholder interests and retain executive management. To determine the number of restricted stock awards and stock options to grant, the compensation committee may consider corporate financial and stock price performance but does not employ a specific formula. In addition, the compensation committee considers individual performance and the value of previous stock grants when determining the grant sizes for executive officers. The compensation committee typically considers recommendations from our chief executive officer when making decisions regarding the granting of equity compensation to executive officers. Such guidance is based on his assessment of annual contributions and overall value to us and the achievement of our objectives.
We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. Generally, we grant equity compensation annually at the beginning of the year and upon initial employment with us. At its December meeting, the compensation committee approves equity compensation grants to be issued generally on the first business day of the next year. Grants for newly hired employees, or promoted employees, are approved at and granted on the date of the next regularly scheduled committee meeting following the individual’s hire date. Stock option exercise prices are set at the closing price on the date of grant. The compensation committee encourages executives to maintain ownership of our stock and/or to hold unexercised options after vesting. See “Stock Ownership Guidelines” for specific ownership guidelines for our named executive officers, directors and other employees.
Perquisites and Personal Benefits
We provide our executive officers the same employee benefits that we provide to all full-time employees, such as health, disability and life insurance. In addition, Mr. Stover, who transferred to our London office in 2006, received company-provided housing and a foreign-service premium to offset the higher costs for goods and services in London. In September 2006, as described in “International Assignment Policy,” we adopted a formal policy under which these benefits are available to all transferred employees on the same basis. Amounts paid to Mr. Stover prior to the adoption of the International Assignment Policy are reflected in the “All Other Compensation” column of the Summary Compensation Table.
International Assignment Policy
We recognize that execution of our business strategy may require certain U.S. employees to spend extended time in our London, Oslo and Aberdeen offices. For employees, including executives, assigned to job duties outside their country of permanent residence, we have an international assignment policy designed to achieve:
•	fair and equitable treatment between employees on international assignments and their home-country counterparts;

•	compliance with applicable legal statutes in countries of operation; and

•	cost effective, common and consistent policies and procedures.
Under this policy, we pay reasonable travel and moving costs associated with moving to, or returning from, the host country and housing costs in the host country. Upon acceptance of the international assignment, the employee will generally be eligible for a foreign-service premium. This premium is a based on a cost-of-living index that is prepared by an independent firm that provides this data to the industry. The foreign-service premium recognizes the higher costs of goods and services in the host country. The employee and Company jointly contribute to the costs of taxes in the host country in a manner designed to ensure that the total tax burden of international assignment generally approximates the tax burden the employees would have paid with respect to their incomes from the Company had they remained in their home countries.
As outlined in our international assignment policy, Mr. Stover was eligible for company-provided housing, a foreign-service premium to offset the higher costs for goods and services in London and tax equalization payments. These costs are considered taxable compensation.
Severance Benefits
With the exception of our chief executive officer’s employment agreement, the only severance benefits available to our executive officers are provided under the terms of our stock grant agreements. Our chief executive officer’s employment agreement provides for severance compensation to be paid if the employment of our chief executive officer is terminated under certain conditions, such as at his election following a change in control or termination by us for misconduct or disability, each as defined in the agreements. The stock grant agreements provide for accelerated vesting of equity awards upon the occurrence of a change in control. We believe these payments are appropriate because they promote the ability of our executive officers to act in the best interests of our stockholders even though their employment could be terminated as a result of a change in control transaction. In addition, the triggering events for receipt of such benefits are designed to retain employees in a competitive employment market in light of our entry into an established business market. Please read “Executive Compensation —Employment, Change-in-Control and Severance Agreements” for a description of the material terms of the employment agreement and the change-in-control provisions of the stock grant agreements.
Oversight of the Executive Compensation Programs and Compensation Committee Membership
Our executive compensation program is administered by the compensation committee of our board of directors. The committee members include Mr. Thomas D. Clark, Jr., Barry J. Galt, Nancy K. Quinn, and Mr. John B. Connally III, who serves as the committee chair.

The committee’s responsibilities include:
•	Evaluating and approving the Company’s overall compensation strategy;

•	Annually reviewing the performance of and setting the compensation (i.e., salary, incentive awards, and all other elements) for the Company’s CEO;

•	Annually reviewing the performance of and setting the compensation for the other executive officers after considering the CEO’s recommendations; and

•	Reviewing and approving annual incentive payouts and long-term incentive awards under our plans.
A more complete description of the committee’s responsibilities and functions is set forth in the committee’s charter, which can be found on our website at http://www.endeavourcorp.com.
Consistent with the listing requirements of the American Stock Exchange, the committee is composed entirely of independent, non-employee members of the board of directors. Each year, we review any and all relationships that each director may have with us and the board of directors reviews the committee’s findings.
2006 Compensation for Named Executive Officers
The compensation package of our named executive officers recognizes our need to hire and retain experienced, talented personnel to execute the business strategy for an exploration and production company operating in the offshore North Sea. The strategic concepts that launched Endeavour and led to our growth over the last several years represent the combined vision, insight and worldwide energy industry knowledge of the highly experienced management team we have assembled. We continue to compete for executive talent with much larger, established companies and may pay premiums to attract and retain personnel, and compensate for the inherently riskier nature of a start-up company. Our compensation committee annually reviews and approves compensation arrangements of all executive officers in conjunction with a review of the evaluation of their performance. Adjustments, if any, reflect each executive officer’s contribution to our performance as well as changes in market conditions or job responsibilities.
In the beginning of 2006, Mr. Transier and Mr. Seitz served as our co-chief executive officers and their compensation packages were governed by employment contracts entered into in connection with the NSNV, Inc. merger in 2004. The compensation packages reflected the involvement of Messrs. Transier and Seitz as co-founders of the company and the contribution of their combined vision that became the cornerstone of Endeavour’s business strategy.
In June 2006 and in contemplation of the expansion of our operations with the announced significant acquisition of producing assets in the United Kingdom, salaries of several of our executive officers were increased to reflect their expanding job responsibilities and ensure equity among executive vice presidents. Messrs. Stover’s and Teague’s annual salaries were each increased to $400,000.
In September 2006, Mr. Seitz resigned as co-chief executive officer and became vice chairman of our board of directors. Simultaneously, Mr. Transier became chairman, president and chief executive officer and his employment contract was modified to increase his salary to $800,000 per annum in consideration of his increased job responsibilities, the combined salaries that had been paid when the function was performed by two individuals and the personal adjustments required as part of the need to spend more time in our London offices. Our future success depends in large part on the service of Mr. Transier and our other named executive officers, each of whom has substantial industry experience. Mr. Transier’s compensation package reflects his significant contribution to the past, present and future success of Endeavour and the board’s recommendation that he relocate to the United Kingdom to be closer to our operations. See “Employment, Change-in-Control and Severance Agreements, Chief Executive.”
Accounting and Tax Implications
Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to our named executives to $1,000,000 annually. When the stock awards vest or are otherwise includible in the taxable compensation of the affected executives, we may not be able to recognize current or future tax benefits that would be available to us related to such awards. Currently, this is not an issue for us because we have no taxable income in the United States.
In the first quarter of 2006, we began expensing stock awards under the fair value method rather than the intrinsic value method. This will result in higher expenses for our stock option awards.

Executive Compensation
Summary Compensation Table
The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 2006 for all Named Officers. All of the Named Officers were employed in their positions with us at December 31, 2006, except Mr. Seitz who resigned his position Co-Chief Executive Officer in October 2006. Mr. Seitz continues to provide consulting services to the Company and serves as Vice Chairman of the board of directors. Please see “Corporate Governance-Director Compensation” for a description of the material terms of our consulting agreement with Mr. Seitz.

		Salary
		Cash	Stock Salary in Lieu of		Total		Stock	Option	All Other
Name and Principal		Salary	Cash		Salary	Bonus	Awards	Awards	Compensation		Total
Position	Year	($)	($)		($)	($) (7)	($) (8)	($) (8)	($)		($)
William L. Transier Chief Executive Officer, President and Director	2006	344,583	250,000	(1)	594,583	675,000	968,002	398,828	—		2,636,413

John N. Seitz Co-Chief Executive Officer until October 2006 and Director	2006	172,436	250,000	(2)	422,436	500,000	752,171	169,502	100,308	(9)	1,852,109

Bruce H. Stover Executive Vice President, Business Development and Operations	2006	204,167	175,000	(3)	379,167	250,000	910,566	310,415	111,229	(10)	1,979,377

H. Don Teague Executive Vice President, Administration, General Counsel and Secretary	2006	208,333	150,000	(4)	358,333	250,000	579,709	212,880	—		1,400,922

Lance Gilliland Executive Vice President and Chief Financial Officer	2006	200,000	195,386	(5)	395,386	250,000	784,501	434,292	—		1,864,179

Robert L. Thompson Vice President, Chief Accounting Officer and Planning	2006	100,000	100,000	(6)	200,000	110,000	181,342	102,828	—		594,170

(1)	In January 2006, Mr. Transier elected to receive 50% of his base salary at that time in the form of restricted stock. Pursuant to this election he received 71,225 shares of restricted stock which vested on January 1, 2007. These shares are also reflected in the 2006 Grants of Plan-Based Awards table below.

(2)	In January 2006, Mr. Seitz elected to receive 50% of his base salary at that time in the form of restricted stock. Pursuant to this election he received 71,225 shares of restricted stock which vested on January 1, 2007. These shares are also reflected in the 2006

Grants of Plan-Based Awards table below. As discussed above, Mr. Seitz resigned his position Co-Chief Executive Officer in October 2006 but continues to provide consulting services to the Company and serves as Vice Chairman of the board of directors. In connection with this change, the terms of the restricted stock awards and stock option awards held by Mr. Seitz were modified to provide for the same vesting and other provisions, as if he continued to remain an employee, for the length of time that he remains a consultant for the Company.

(3)	In January 2006, Mr. Stover elected to receive 50% of his base salary at that time in the form of restricted stock. Pursuant to this election he received 49,858 shares of restricted stock which vested on January 1, 2007. These shares are also reflected in the 2006 Grants of Plan-Based Awards table below.

(4)	In January 2006, Mr. Teague elected to receive 50% of his base salary at that time in the form of restricted stock. Pursuant to this election he received 42,735 shares of restricted stock which vested on January 1, 2007. These shares are also reflected in the 2006 Grants of Plan-Based Awards table below.

(5)	In September 2005, Mr. Gilliland elected to receive 50% of his base salary in the form of restricted stock. Pursuant to this election, he received 39,841 shares of restricted stock which vested on September 15, 2006. In January 2006, Mr. Gilliland elected to receive 50% of his base salary for the period of September 15, 2006 through December 31, 2006 in the form of restricted stock. Pursuant to this election, he received 16,619 shares of restricted stock which vested on January 1, 2007. These shares are also reflected in the 2006 Grants of Plan-Based Awards table below.

(6)	In January 2006, Mr. Thompson elected to receive 50% of his base salary at that time in the form of restricted stock. Pursuant to this election he received 28,490 shares of restricted stock which vested on January 1, 2007. These shares are also reflected in the 2006 Grants of Plan-Based Awards table below.

(7)	The amounts represent annual bonus amounts earned during 2006 and paid in early 2007.

(8)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R (“FAS 123R”). These amounts represent the fair market value on the date of grant, amortized over the vesting period. As we typically grant restricted stock and stock options with a vesting schedule of up to three years, the amounts include amortization of the fair market value for grants made during 2004, 2005 and 2006. See Note 14 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There is no assurance that the FAS 123R amounts reflected in this table will ever be realized by the Named Officers.

(9)	The amount represents $92,308 paid pursuant to a consulting contract and $8,000 paid for annual director compensation and fees for attendance at board and committee meetings for the period Mr. Seitz served as the vice chairman of the board and after termination of his employment with the Company.

(10)	The amount represents payments made prior to adoption of our international assignment policy, which were a cost of living payment of $35,000 and housing lease costs of $76,229.

As discussed in “Employment, Change-in-Control and Severance Agreements,” Mr. Transier’s compensation is subject to an employment agreement. Our other executive officers are not covered by employment agreements.
2006 Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to restricted stock awards and stock option awards granted during the year ended December 31, 2006 to each of our named executive officers.

			All Other Stock Awards: Number of
			Shares of Stock or Units
			(#)
						All Other
						Option
						Awards:
				Stock		Number of	Exercise or	Grant Date Fair
				Salary in		Securities	Base Price of	Value of Stock
			Annual	Lieu of		Underlying	Option	and Option
	Grant Date	Approval	Grant (#)	Cash		Options	Awards	Awards
Name	(1)	Date	(2)	(#) (3)	Total	(#) (4)	($/Sh)	($/Sh)
William L. Transier	01/03/2006	12/19/2005	250,000	71,225	321,225			3.51
	01/03/2006	12/19/2005				125,000	3.51	1.26

John N. Seitz	01/03/2006	12/19/2005	250,000	71,225	321,225			3.51
	01/03/2006	12/19/2005				125,000	3.51	1.26

Bruce H. Stover	01/03/2006	12/19/2005	100,000	49,858	149,858			3.51
	01/03/2006	12/19/2005				50,000	3.51	1.26

H. Don Teague	01/03/2006	12/19/2005	50,000	42,735	92,735			3.51
	01/03/2006	12/19/2005				50,000	3.51	1.26

Lance Gilliland	01/03/2006	12/19/2005	100,000	16,619	116,619			3.51
	01/03/2006	12/19/2005				100,000	3.51	1.26

Robert L. Thompson	01/03/2006	12/19/2005	40,000	28,490	68,490			3.51
	01/03/2006	12/19/2005				20,000	3.51	1.26

(1)	Under our compensation policy, the compensation committee approves annual grants of stock awards at its regularly scheduled meeting in December for awards to be issued at the beginning of the following year. The exercise price of any options granted is set at the closing price on the grant date.

(2)	These restricted stock awards were granted as part of our broad-based annual restricted stock awards grant and vest three years from the grant date. The awards become fully vested upon a “corporate change” or “change in control” as discussed in “Employment, Change-in-Control and Severance Agreements.”

(3)	These restricted stock awards were granted upon the election of the individual to receive a portion of their salary in stock and vest one year from the grant date. The awards become fully vested upon a “corporate change” or “change in control” as discussed in “Employment, Change-in-Control and Severance Agreements.” See additional discussion in the Summary Compensation Table.

(4)	These options were granted as part of our broad-based annual stock option grant. The options vest and become exercisable on January 1, 2009. The options expire five years from the date of grant. The options become fully vested upon a “corporate change” or “change in control” as discussed in “Employment, Change-in-Control and Severance Agreements.”
2006 Outstanding Equity Awards at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to the named executive officers at December 31, 2006.

						Stock Awards
	Option Awards					Number of Shares		Market Value of
	Number of Securities Underlying			Option		or Units of Stock		Shares or Units of
	Unexercised Options			Exercise		That Have Not		Stock That Have
	(#)			Price	Option	Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Expiration Date	(#)		($)
William L. Transier	166,667	83,333	(1)	2.00	02/25/2009	571,224	(5)	1,308,103
	83,334	166,666	(2)	4.20	01/02/2010
	—	125,000	(3)	3.51	01/02/2011

John N. Seitz	166,667	83,333	(1)	2.00	02/25/2009	571,224	(5)	1,308,103
	83,334	166,666	(2)	4.20	01/02/2010
	—	125,000	(3)	3.51	01/02/2011

Bruce H. Stover	266,667	133,333	(1)	2.00	02/25/2009	383,190	(6)	877,505
	33,334	66,666	(2)	4.20	01/02/2010
	—	50,000	(3)	3.51	01/02/2011

H. Don Teague	166,667	83,333	(1)	2.00	03/23/2009	326,068	(7)	746,696
	25,000	50,000	(2)	4.20	01/02/2010
	—	50,000	(3)	3.51	01/02/2011

Lance Gilliland	133,334	266,666	(4)	5.02	08/25/2010	383,285	(8)	877,723
	—	100,000	(3)	3.51	01/02/2011

Robert L. Thompson	66,667	33,333	(1)	2.00	02/25/2009	118,489	(9)	271,340
	16,667	33,333	(2)	4.20	01/02/2010
	—	20,000	(3)	3.51	01/02/2011

(1)	These options vest and become exercisable in three equal annual installments beginning on January 1, 2005.

(2)	These options vest and become exercisable in three equal annual installments beginning on January 1, 2006.

(3)	These options vest and become exercisable in on January 1, 2009.

(4)	These options vest and become exercisable in three equal annual installments beginning on August 26, 2006.

(5)	166,666 of these restricted stock awards vest equally on January 1, 2007 and 2008. 71,225 of these restricted stock awards were granted pursuant to the executives’ election to receive a portion of his base salary at that time in the form of restricted stock and vest on January 1, 2007. 83,333 of these restricted stock awards vest on January 1, 2007. 250,000 of these restricted stock awards vest on January 1, 2009.

(6)	66,666 of these restricted stock awards vest equally on January 1, 2007 and 2008. 49,858 of these restricted stock awards were granted pursuant to the executive’s election to receive a portion of his base salary at that time in the form of restricted stock and vest on January 1, 2007. 166,666 of these restricted stock awards vest on January 1, 2007. 100,000 of these restricted stock awards vest on January 1, 2009.

(7)	50,000 of these restricted stock awards vest equally on January 1, 2007 and 2008. 42,735 of these restricted stock awards were granted pursuant to the executive’s election to receive a portion of his base salary at that time in the form of restricted stock and vest on January 1, 2007. 83,333 of these restricted stock awards vest on January 1, 2007. 100,000 of these restricted stock awards vest on August 26, 2008. 50,000 of these restricted stock awards vest on January 1, 2009.

(8)	266,666 of these restricted stock awards vest equally on August 26, 2007 and 2008. 16,619 of these restricted stock awards were granted pursuant to the executive’s election to receive a portion of his base salary at that time in the form of restricted stock and vest on January 1, 2007. 100,000 of these restricted stock awards vest on January 1, 2009.

(9)	16,666 of these restricted stock awards vest equally on January 1, 2007 and 2008. 28,490 of these restricted stock awards were granted pursuant to the executive’s election to receive a portion of his base salary at that time in the form of restricted stock and vest on January 1, 2007. 33,333 of these restricted stock awards vest on January 1, 2007. 40,000 of these restricted stock awards vest on January 1, 2009.

2006 Option Exercises and Stock Vested Table
The following table includes certain information with respect to options exercised and stock award vesting by the named executive officers during the year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
William L. Transier	—	—	225,667	792,091

John N. Seitz	—	—	225,667	792,091

Bruce H. Stover	—	—	241,001	845,914

H. Don Teague	—	—	143,333	503,099

Lance Gilliland	—	—	173,175	479,280

Robert L. Thompson	—	—	65,667	230,491
2006 Potential Payments upon Termination or Change in Control Table
The following table includes certain information with respect to potential payments upon termination or change in control to the named executive officers at December 31, 2006.

		Termination
		w/o Cause or
		for Good	Voluntary			Change in
Name	Benefit	Reason	Termination	Death	Disability	Control (1)
William L. Transier
	Severance (2)	$3,975,000	—	—	—	—
	Stock options (unvested and accelerated) (3)	24,167	—	24,167	24,167	24,167
	Restricted stock awards (unvested and accelerated) (4)	1,308,103	—	1,308,103	1,308,103	1,308,103
	Health and welfare benefits continuation (2)	41,447	—	—	—	—

John N. Seitz
	Stock options (unvested and accelerated) (3)	24,167	—	24,167	24,167	24,167
	Restricted stock awards (unvested and accelerated) (4)	1,308,103	—	1,308,103	1,308,103	1,308,103

		Termination
		w/o Cause or
		for Good	Voluntary			Change in
Name	Benefit	Reason	Termination	Death	Disability	Control (1)
Bruce H. Stover
	Stock options (unvested and accelerated) (3)	38,667	—	38,667	38,667	38,667
	Restricted stock awards (unvested and accelerated) (4)	877,505	—	877,505	877,505	877,505

H. Don Teague
	Stock options (unvested and accelerated) (3)	24,167	—	24,167	24,167	24,167
	Restricted stock awards (unvested and accelerated) (4)	746,696	—	746,696	746,696	746,696

Lance Gilliland
	Stock options (unvested and accelerated) (3)	—	—	—	—	—
	Restricted stock awards (unvested and accelerated) (4)	877,723	—	877,723	877,723	877,723

Robert L. Thompson
	Stock options (unvested and accelerated) (3)	9,667	—	9,667	9,667	9,667
	Restricted stock awards (unvested and accelerated) (4)	271,340	—	271,340	271,340	271,340

(1)	Assumes an effective date of a Change in Control to be December 31, 2006.

(2)	Pursuant to Mr. Transier’s employment agreement, Mr. Transier would receive (i) a payment of three times the sum of his annual salary and his average bonus for the last two years and (ii) the standard health and welfare benefits available to our employees for three years following a change in control. The amount for the health and welfare benefits is estimated based on health and welfare benefit costs for 2006.

(3)	Calculated as the in-the-money value of unvested stock options as of December 31, 2006.

(4)	Calculated as the value of unvested restricted stock awards as of December 31, 2006.
Employment, Change-in-Control and Severance Agreements
Chief Executive Officer
At the beginning of 2006, Messrs. Transier and Seitz served as our co-chief executives and had entered into identical three-year employment agreements with us upon commencement of their employment in February 2004. Under the employment agreements, each was entitled to an annual salary of $500,000, payable in cash or stock at the executive’s election. Each individual chose to take 100%, 50% and 50% of their annual salary in stock for the years 2004, 2005 and 2006, respectively. In September 2006, Mr. Seitz resigned as co-chief executive officer and Mr. Transier became chief executive officer, president and chairman of the board. At that time, the employment agreement for Mr. Transier was amended to reflect an annual salary of $800,000, payable in cash or stock at his election, and to extend the agreement through December 31. 2009. The new salary reflects Mr. Transier’s increased job responsibilities as chairman, chief executive officer and president, as well as, compensation for the personal adjustments required as part of the need to spend more time in our London offices. The employment agreement for Mr. Seitz was terminated. For 2006, Mr. Seitz and Mr. Transier elected to receive 50% of their salary in cash and 50% of their salary in restricted common stock. Under the employment agreement, Mr. Transier is also eligible for annual bonus consideration of up to 200% of base pay, all or any portion of which may be awarded in the sole discretion of our board of directors on advice of its compensation committee.
Mr. Transier’s employment agreement also requires the payment on termination of employment during the contract term (i) at our election other than as a result of the executive’s misconduct or disability or (ii) at the executive’s election following a “corporate change” or a breach of the employment agreement by us, of three times the executive’s most recent annual salary and bonus (or a deemed bonus of 100% of salary if no bonus was paid in the prior year). In addition, all unvested employee restricted common stock and options would vest upon any such termination.
If the chief executive officer was to receive an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), which would be subject to excise tax, we will also reimburse all such tax payable by him plus any additional excise and income taxes related to the reimbursement.
For purposes of Mr. Transier’s agreement, a “corporate change” includes: (i) the acquisition by any person, other than the Company or its affiliates, of 30% or more of our combined voting power resulting in a change of a majority of the members of the board; (ii) the replacement of a majority of the directors under certain circumstances during a two-year period; and (iii) the consummation of certain mergers or approval of a plan for the sale or disposition of substantially all of our assets.
Other Executive Officers
Although our executive officers (other than the chief executive officer) do not have employment or severance agreements, each holds employee stock options and restricted stock grants as to which conditions to full vesting (and, therefore, lapse of forfeiture restrictions) have not occurred. If a “Change in Control” occurs all vesting requirements will be accelerated such that options held by executive officers to purchase approximately 1.6 million shares will become exercisable in full and all restrictions on approximately 2.4 million shares covered by restricted stock grants will lapse in full.

Under the terms of the options, a “Change In Control” is defined to include (i) a merger, reorganization or consolidation in which we are acquired by another person or entity (other than a holding company formed by the Company); (ii) the dissolution or liquidation of the Company; (iii) any transaction where any person or entity acquires ownership or control of 30% or more of the outstanding shares and as a result the persons who were directors of the Company before the transaction cease to constitute a majority of the board; (iv) a sale or transfer of substantially all of our assets in a transaction that requires stockholder approval; (v) during a period of two (2) consecutive years, individuals who were directors at the beginning of the period, or whose election or nomination were approved by a vote of a majority of directors then still in office, cease for any reason to constitute a majority of the board; or (vi) any other event that a majority of the board shall determine constitutes a Change in Control.
Equity Compensation Plan Information
The following table sets forth, as of December 31, 2006, information with respect to securities authorized for issuance under equity compensation plans.

Number of
securities
remaining
available for
	Number of	Weighted-	future issuance
	securities to be	average	under equity
	issued upon	exercise price	compensation
	exercise of	of outstanding	plans (excluding
	outstanding	options,	securities
	options, warrants	warrants and	reflected in
	and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,509,200	$3.13	1,630,965
Equity compensation plans not approved by security holders	895,000	$3.52	—
Total	5,404,200	$3.19	1,630,965
Of the 895,000 options identified above, 400,000 options were issued to Mr. Gilliland upon employment with the Company in August 2005, 495,000 options were issued to our directors in August 2003. The options issued to Mr. Gilliland have a term of five years from the date of grant and vest equally over three years and the remainder of options have terms of five years from the date of grant and were immediately exercisable after issuance. The options were not issued pursuant to any formal plan.

Compensation Committee Report on Executive Compensation
We have reviewed and discussed with management Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on the reviews and discussions, we recommend to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Company’s 2007 Annual Meeting Proxy Statement.

John B. Connally III, Chairman Nancy K. Quinn Barry J. Galt Thomas D. Clark, Jr.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of the Company or any of its subsidiaries and none of our executive officers has served on the board or compensation committee of any other entity that has or has had an executive officer who served as a member of our board of directors or compensation committee during 2006.
Certain Relationships and Related Transactions
During 2006, there were no transactions in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our officers and directors, had or will have a direct or indirect material interest, and no such transactions are currently proposed.
Our Code of Business Conduct, which applies to all employees, including our executive officers and to our directors, provides that business is to be conducted with the highest degree of honesty and ethical behavior. Executive officers and directors are required to report any potential conflict of interest and are encouraged to discuss any potential issue with the chief executive officer or the general counsel. In addition, the annual director and officer questionnaire requires all related party transactions to be reported to us. Our governance and nominating committee reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists. No director may participate in any discussion or approval of a matter for which he or she is a related party. If a matter will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party. Any matter that is determined to be a conflict of interest for which a waiver is provided will be posted on our website pursuant to the Code of Business Conduct.

Proposal Two – Approval of 2007 Stock Incentive Plan
Proposal
The 2007 Stock Incentive Plan (the “2007 Plan”) is subject to approval by the stockholders of the Company. The board of directors believes that by providing employees, consultants, and directors with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the profitable growth of the Company, the 2007 Plan will give such individuals a stronger incentive to work for the continued success of the Company. The board also believes that the 2007 Plan is critical for the Company in attracting and retaining outside personnel, without which we will not be competitive in the employment environment today. The principal features of the 2007 Plan are described below; provided, however, that the following summary is qualified in its entirety by reference to the text of the 2007 Plan, which is attached to this Proxy Statement as Exhibit A.
General
The 2007 Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not constitute incentive stock options (“nonqualified stock options”)), stock appreciation right awards, restricted stock awards, performance awards, incentive awards, and bonus stock awards (see “Types of Awards” below).
Eligibility
Our directors and all employees and consultants of the Company and its affiliates are eligible to participate in the 2007 Plan and to receive awards under the plan. However, incentive stock options may be granted only to individuals who are employees of the Company and its subsidiary corporations at the time of the grant. The selection of those employees, consultants and directors, from among those eligible, who will receive awards is within the discretion of the administrator of the 2007 Plan. As of April 2, 2007, approximately 73 individuals were potentially eligible to participate in the 2007 Plan, including 5 non-employee directors.
Shares of Common Stock Available for Incentive Awards
The 2007 Plan covers an aggregate of 8,000,000 shares of Common Stock (subject to certain adjustments in the event of a reorganization, stock split, recapitalization, other change in our capital structure and certain other events (“adjustments”)). No more than 1,000,000 shares of Common Stock, subject to adjustments, may be issued pursuant to awards granted under the 2007 Plan to any one individual in any calendar year. The maximum aggregate cash payout with respect to performance awards granted to any one individual during a calendar year is $5,000,000.

Administration
The 2007 Plan is administered by a committee of outside directors (the “Committee”). The Committee has the power to determine those employees, consultants and/or outside directors who will receive an award, the time or times when such award will be made, the type of the award and the number of shares of Common Stock to be issued under the award or the value of the award.
The Committee may from time to time, in its sole discretion, delegate to the Company’s chief executive officer the administration of the 2007 Plan, including the right to grant awards, insofar as such administration and power to grant awards relates to any person who is not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such delegation may be effective only so long as the chief executive officer is a member of our board of directors, and the Committee may revoke the delegation at any time. The Committee, in its sole discretion, may place any conditions and restrictions on the powers delegated to the chief executive officer. In the event of a conflict in a determination or interpretation under the 2007 Plan as between the Committee and our chief executive officer, the determination or interpretation of the Committee will be conclusive.
Key Features
•	No re-pricing of stock options without stockholder approval

•	No grants of discounted awards

•	Including 8,000,000 shares requested under this proposal, potential dilution of our equity compensation program is just 10% on a fully-diluted basis

•	Independent Compensation Committee and Independent Committee administering plan

•	The plan prohibits shares from being added back to the aggregate plan limit under the following circumstances: (1) shares tendered in payment of the option price; (2) shares withheld by Endeavour to satisfy the tax withholding obligation; and (3) shares that are repurchased by Endeavour with option right proceeds. Further, all shares covered by an SAR, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2007 Plan.

•	Minimum 3-year vesting requirements for Restricted Stock Awards and Incentive Awards, except as awarded in lieu of cash compensation

•	Minimum 1-year performance period for Performance Awards
Types of Awards
Stock Options
The 2007 Plan provides for two types of options: incentive stock options and nonqualified stock options. The Committee will designate the terms and conditions of each option granted under the 2007 Plan. The exercise price with respect to each stock option is determined by the Committee; provided, however, that, subject to certain adjustments, the exercise price per share will not be less than fair market value per share of Common Stock on the date the stock option is granted. The term of each stock option will be fixed by the Committee, such term being limited to ten (10) years from the date of grant. Notwithstanding the above, if an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five (5) years from the date of grant, and the exercise price will be at least 110% of the fair market value of the shares on the date that the option is granted. The Committee will determine the time at which the stock option may be exercised, which may be based on a required period of continuous employment or other service with the Company and/or achievement of performance objectives. To the extent the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be nonqualified stock options. The Committee may impose restrictions on share transferability on any grant of stock options or on any shares acquired pursuant to the exercise of a stock option as it may deem advisable. The exercise price of options granted under the 2007 Plan will be paid in full in a manner prescribed by the Committee.
Stock Appreciation Right Awards
The Committee is authorized to grant stock appreciation right awards consisting of a right to a payment in cash, shares of Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the participant multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price. The exercise price of stock appreciation rights granted under the 2007 Plan will be determined by the Committee; provided, however, that, subject to certain adjustments, such exercise price cannot be less than the fair market value of a share of Common Stock on the date the stock appreciation right award is granted.
Restricted Stock
Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the grantee at the time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Committee; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on the following: (a) the attainment of one or more performance measures established by the Committee; (b) the participant’s continued employment or continued service as a consultant or director with the Company and its affiliates for a specified period; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of the Company or any affiliate, division or department thereof.

If the forfeiture restrictions applicable to a restricted stock award are based on the participant’s continued employment or service, then, unless such award is issued in lieu of all or a portion of the cash compensation payable to the participant under any compensation program, the forfeiture restrictions shall not lapse in full prior to three (3) years from the date of grant, except in the event of a Change in Control (as defined in the 2007 Plan) or at the discretion of the Committee in the event of the participant’s retirement, disability, death or other termination of employment. Each restricted stock award constitutes an immediate transfer of the record and beneficial ownership of the shares of restricted stock to the participant in consideration of the performance of services as an employee, consultant or director, entitling the grantee to all voting and other ownership rights in such shares. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition and forfeiture obligations lapse.
Performance Awards
The Committee is authorized to grant performance awards to selected participants, which may be paid in cash, Common Stock or a combination of the two, at the discretion of the Committee. At the time of grant, the Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. The receipt of cash or shares of Common Stock pursuant to a performance award will be contingent upon satisfaction by the Company, or any affiliate, division or department thereof, of performance targets established by the Committee at or near the beginning of the performance period. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The Committee may establish performance targets applicable to performance awards based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, or (13) a combination of any of the foregoing. All other terms of the award will be established by the Committee.
Incentive Awards
Incentive awards are rights to receive shares of Common Stock (or the fair market value thereof), or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives; provided, however, that, unless the award is issued in lieu of all or a portion of the cash compensation payable to the participant under any compensation program, the incentive award shall not be 100% vested prior to three (3) years from the date of grant, except in the event of a

Change in Control or at the discretion of the Committee in the event of the participant’s retirement, disability, death or other termination of employment. Payment of an incentive award may be made in cash, Common Stock, or a combination thereof as determined by the Committee.
Bonus Stock Awards
The Committee is authorized to grant a bonus stock award to a participant in the 2007 Plan. A bonus stock award is a transfer of unrestricted shares of Common Stock that need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares issued in connection with a bonus stock award will be determined by the Committee in its sole discretion.
Change in Control
The 2007 Plan provides that, upon a Change in Control, all outstanding awards granted automatically become fully vested, any restrictions with respect to such awards lapse and any performance goals with respect to such awards are deemed to have been met in full.
Effective Date and Term of the 2007 Plan
The 2007 Plan was adopted by our board of directors on February 23, 2007, subject to the approval of our stockholders at the Annual Meeting. The 2007 Plan will become effective on May 24, 2007 (the “Effective Date”), provided that the adoption of the Plan is approved by the stockholders on such date. No award will be granted under the 2007 Plan after ten (10) years from the Effective Date. The board of directors may terminate the 2007 Plan at any time without prejudice to the holders of any then outstanding awards.
U.S. Federal Income Tax Consequences
Currently, we do not anticipate that we will generate future U.S. taxable income in order to allow us to utilize any of the tax deductions discussed in the following sections.
Incentive Stock Options
Options that constitute incentive stock options within the meaning of Section 422(b) of the Code are subject to special federal income tax treatment. A recipient of an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the employee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years after the option was granted or (b) within one year after exercising such option (collectively, the “Holding Periods”). However, the recipient must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income for the year in which such exercise occurs. If the recipient exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.
If a recipient disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the recipient. However, the Company will not be entitled to any deduction in connection with any loss to the employee or a portion of any gain that is taxable to the recipient as short-term or long-term capital gain.
Nonqualified Stock Options and Stock Appreciation Rights
Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422(b) of the Code) and stock appreciation rights will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the recipient upon the grant of a nonqualified stock option or a stock appreciation right and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. In the case of the exercise of a stock appreciation right, the recipient will realize ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the recipient. Ordinary income realized upon the exercise of a nonqualified stock option or a stock appreciation right is not included in alternative minimum taxable income. Upon the exercise of a nonqualified stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the recipient assuming any federal income tax reporting requirements are satisfied.
Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a nonqualified stock option or a stock appreciation right are transferred to the recipient subject to certain restrictions, then the taxable income realized by the recipient, unless the recipient elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option or stock appreciation right.
Restricted Stock Awards
The recipient of a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common stock at such time over the amount, if any, paid for the shares and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.
Performance Awards and Incentive Awards
An individual who has been granted a performance award or an incentive award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a performance award or incentive award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the performance award or the incentive award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award or an incentive award prior to the actual issuance of shares under the award will be compensation income to the recipient and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by the Company.

Bonus Stock Awards
When a bonus stock award is granted, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the excess of (a) the fair market value of the shares of Common Stock subject to the award either at the time the award is made or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions, over (b) the amount, if any, paid for the shares.
Section 162(m) of the Code
Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted by the Committee under the 2007 Plan should not be limited by Section 162(m) of the Code. Further, the Company believes that the compensation income generated in connection with performance awards granted by the Committee under the 2007 Plan should not be limited by Section 162(m) of the Code. The 2007 Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award is based solely upon the satisfaction of one of the performance criteria set forth in the 2007 Plan, then the Company believes that the compensation expense deduction relating to such an award will not be limited by Section 162(m) of the Code if the restricted stock award becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the restricted stock become vested based upon any other criteria set forth in such award (such as the occurrence of a Change in Control or vesting based upon service with the Company). Compensation income generated in connection with incentive awards and bonus stock awards granted under the 2007 Plan will be subject to the Section 162(m) deduction limitation.
The comments set forth in the above paragraphs are only a summary of certain of the U.S. federal income tax consequences relating to the 2007 Plan. No consideration has been given to the effects of state, local or other tax laws on the 2007 Plan or award recipients. Currently we do not anticipate we will generate future U.S. taxable income in order to allow us to utilize any of the tax deductions discussed.

Participation in the 2007 Plan
The grant of awards under the 2007 Plan to employees, consultants and directors, including any named executive officer, is subject to the discretion of the administrator of the 2007 Plan. As of the date of this proxy statement, there has been no determination by the administrator with respect to future awards under the 2007 Plan and, accordingly, future awards are not determinable. As of April 2, 2007, the fair market value of our common stock was $2.00 per share, which was the closing sales price on such date reported by the American Stock Exchange.
Board of Directors Recommendation
The board of directors recommends voting “For” the approval of the 2007 Stock Incentive Plan.
Proposal Three – Ratification of Independent Auditor
Reasons for the Proposal
The audit committee of the board of directors has appointed KPMG LLP (“KPMG”) as independent registered public accounting firm for the Company for the year ending December 31, 2007. The submission of this matter for approval by stockholders is not legally required; however, the board of directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the board of directors on an important issue of corporate governance. If the stockholders do not approve the selection of KPMG, the selection of such firm as independent public accountants for the Company will be reconsidered by the audit committee.
KPMG served as our independent auditor for the audit of our financial statements for the year ending December 31, 2006. We initially engaged KPMG in 2004. A representative from KPMG is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees Summary
The total fees billed by KPMG for fiscal years 2006 and 2005 consisted of:

	2006	2005

Audit Fees (1)	$650,000	$589,000
Audit-Related Fees (2)	265,454	159,660
Tax Fees (3)	190,666	21,282
All Other Fees (4)	182,800	4,489

(1)	Audit fees relate to professional services rendered for the audit of the annual financial statements on Form 10-K, the review of financial statements included in quarterly reports on Form 10-Q and audit services provided in connection with statutory and regulatory filings, including audit of internal controls over financial reporting.

(2)	Audit-related fees relate to professional services rendered for registration statements and offerings.

(3)	Tax fees relate to professional services rendered related to international tax compliance and consulting.

(4)	Other fees relate to professional services rendered related to assistance with registration of a foreign entity.
The audit committee approved 100% of the fees paid to our principal accountant for audit-related, tax and other fees. The audit committee pre-approves all non-audit services to be performed by our principal accountant in accordance with the audit committee charter.
Board of Directors Recommendation
The board of directors recommends voting “For” the ratification of KPMG as independent auditor.
Report of the Audit Committee
The audit committee is governed by a charter adopted by the board of directors and is comprised of four independent outside directors. The board of directors has determined that Ms. Quinn is an audit committee financial expert, based on the definition and additional expertise factors outlined by the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that we follow. The independent auditors are responsible for auditing our financial statements annually, for reviewing our unaudited interim financial statements and for reporting on certain matters to the audit committee. The audit committee’s primary responsibility is to monitor and oversee these processes and the independence and performance of our independent auditors. The audit committee’s specific responsibilities are set forth in the audit committee charter.
The audit committee has reviewed and discussed with management the audited financial statements contained in our Form 10-K for the year ended December 31, 2006 and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. It has also met with KPMG LLP, our independent auditors, with and without management present, to discuss the results of their audit and their evaluation of our internal controls.
The audit committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants (Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200.
The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with KPMG LLP such independent auditors’ independence. The audit committee has also considered whether the provisions of non-audit services to the Company by KPMG LLP are compatible with maintaining their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Form 10-K for the year ended December 31, 2006 to be filed with the SEC.
This report is submitted on behalf of the audit committee.

Nancy K. Quinn, Chairman Thomas D. Clark, Jr. John B. Connally III Barry J. Galt

Security Ownership of Certain Beneficial Owners and Management
Common Stock and Series C Preferred Stock
The following table shows the amount of common stock and Series C Preferred Stock beneficially owned (as defined by the SEC’s rules and regulations) by (a) persons whom we know to be the beneficial owners of more than 5% of our outstanding common stock based solely on our review of the Schedule 13G Statement of Beneficial Ownership filed by such person with the SEC on the dates indicated, (b) persons whom we know to be the beneficial owners of more than 5% of our Series C Preferred Stock, (c) our directors, (d) each executive officer listed in the Summary Compensation table and (e) our directors and executive officers as a group. The beneficial holders listed below do not possess any additional voting rights with respect to the shares of our common stock that they own. The holders of the Series C Preferred Stock are not entitled to vote on the proposals at the Annual Meeting. The number of shares shown includes shares that are individually owned or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
Except as otherwise indicated, all information is as of March 31, 2007:

					Percentage
			Percentage	Series C	of Series C
			of Common	Preferred	Preferred
	Common Stock		Stock	Stock	Stock
	Beneficially		Beneficially	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned (1)		Owned (1)	Owned	Owned
The Mitchell Group, Inc. 1100 Louisiana Street, Suite 4810 Houston, Texas 77002	12,337,400	(2)	10.2%	—	—

Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	9,664,500	(3)	8.0%	—	—

Luxor Management, LLC 767 Fifth Avenue, 19th floor New York, New York 10153	8,156,503	(4)	6.7%	—	—

William L. Transier 1000 Main Street, Suite 3300 Houston, Texas 77002	7,203,243	(5)	5.9%	—	—

John N. Seitz 1000 Main Street, Suite 3300 Houston, Texas 77002	7,136,200	(6)	5.9%	—	—

Morgan Stanley 1585 Broadway New York, New York 10036	5,113,931	(7)	4.2%	—	—

Bruce H. Stover	1,491,047	(8)	*	—	—

H. Don Teague	902,464	(9)	*	—	—

Lance G. Gilliland	750,085	(10)	*	—	—

John B. Connally III	454,139	(11)	*	—	—

Robert L. Thompson	377,138	(12)	*	—	—

Barry J. Galt	218,017	(13)	*	—	—

					Percentage
			Percentage	Series C	of Series C
			of Common	Preferred	Preferred
	Common Stock		Stock	Stock	Stock
	Beneficially		Beneficially	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned (1)		Owned (1)	Owned	Owned
Nancy K. Quinn	212,044	(14)	*	—	—

Thomas D. Clark, Jr.	54,730	(15)	*	—	—

Goldman, Sachs & Co. One New York Plaza New York, NY 10004	12,523,717	(16)	9.4%	30,000	24.0%

HBK Investments L.P. 300 Crescent Court, Suite 700 Dallas, Texas 75201	11,178,896	(17)	8.5%	27,500	22.0%

Eton Park Capital Management, L.P. 825 Third Avenue, 9th Floor New York, New York 10011	11,185,896	(18)	8.5%	27,500	22.0%

TPG-Axon GP, LLC 888 Seventh Avenue – 38th Floor New York, NY 10019	7,118,298	(19)	5.6%	17,500	14.0%

Kings Road Investments Ltd. 598 Madison Avenue - 14th Floor New York, NY 10022	5,084,498	(20)	4.0%	12,500	10.0%

Magnetar Master Fund, Ltd 1603 Orrington Avenue Evanston, IL 60201	4,067,599	(21)	3.3%	10,000	8.0%

All directors and executive officers as a group (10 persons)	18,799,107	(22)	15.3%	—	—

*	Less than 1%.

(1)	Pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares or to direct the vote or disposition of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares or to direct the vote or disposition of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. This table has been prepared based on 120,708,116 shares of common stock and 125,000 shares of Series C Preferred Stock outstanding as of March 31, 2007.

(2)	Based upon the Schedule 13G filed November 22, 2006 with the SEC, The Mitchell Group, Inc. has sole voting and dispositive power as to the shares of common stock.

(3)	Based upon the Schedule 13G filed February 14, 2007 with the SEC with respect to its securities as of December 31, 2006, Palo Alto Investors, LLC, Palo Alto Investors and

William Leland Edwards have shared voting and dispositive power as to 9,664,500 shares of common stock.

(4)	Based on a Schedule 13G filed November 9, 2006, as a group, LCG Select, LLC, Luxor Capital Partners Offshore, Ltd., Luxor Select Offshore, Ltd., Luxor Capital Group, L.P., Luxor Management, LLC, LCG Holdings LLC and Christian Leone have shared voting and dispositive power with respect to 8,156,503 shares of common stock, including 575,299 shares issuable upon conversion of convertible debt. Members of the group have the following voting and dispositive power: LCG Select, LLC and LCG Holdings, LLC have shared voting and dispositive power as to 1,016,668 shares, including 99,402 issuable upon conversion of convertible debt; Luxor Capital Partners Offshore, Ltd. has shared voting and dispositive power as to 2,500,000 shares issuable upon conversion of convertible debt; LCG Select Offshore, Ltd. has shared voting and dispositive power as to 4,588,859 shares, including 574,104 shares issuable upon conversion of convertible debt; Luxor Capital Group, L.P. , Luxor Management, LLC and Christian Leone have shared voting and dispositive power as to 8,156,503 shares, including 575,299 shares issuable upon conversion of convertible debt.

(5)	Mr. Transier is our Chief Executive Officer and President. Mr. Transier is the trustee of the Lighthouse Bypass Trust but has no economic interest in 12,500 shares owned by the Lighthouse Bypass Trust and disclaims beneficial ownership of such shares. The shares beneficially owned by Mr. Transier include 416,667 shares of common stock underlying stock options.

(6)	Mr. Seitz is our Vice Chairman of the board. The shares beneficially owned by Mr. Seitz include 416,667 shares of common stock underlying stock options.

(7)	Based upon the Schedule 13G/A filed January 10, 2007 with the SEC with respect to its securities as of December 31, 2006, Morgan Stanley has sole voting and dispositive power as to 5,113,931 shares and shared voting and dispositive as to 2,423 shares.

(8)	Mr. Stover is our Executive Vice President Operations and Business Development. The shares beneficially owned by Mr. Stover include 466,667 shares of common stock underlying stock options. Mr. Stover has pledged 607,944 shares of common stock as collateral for a loan.

(9)	Mr. Teague is our Executive Vice President Administration, General Counsel and Secretary. The shares beneficially owned by Mr. Teague include 300,000 shares of common stock underlying stock options.

(10)	Mr. Gilliland is our Executive Vice President and Chief Financial Officer. The shares beneficially owned by Mr. Gilliland include 133,333 shares of common stock underlying options.

(11)	Mr. Connally is a director. The shares beneficially owned by Mr. Connally include 140,000 shares of common stock underlying stock options. Also includes 32,050 shares owned of record by Pin Oak Energy Partnership, of which Mr. Connally owns 50% of the partnership interest and has voting and investing power.

(12)	Mr. Thompson is Vice President, Chief Accounting Officer and Corporate Planning. The shares beneficially owned by Mr. Thompson include 133,333 shares of common stock underlying stock options.

(13)	Mr. Galt is a director. The shares beneficially owned by Mr. Galt include 40,000 shares of common stock underlying stock options.

(14)	Ms. Quinn is a director. The shares beneficially owned by Ms. Quinn include 40,000 shares of common stock underlying stock options.

(15)	Mr. Clark is a director.

(16)	Includes 12,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock. Based on a Schedule 13G filed February 14, 2007, as a group, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., have shared voting and dispositive power with respect to 12,523,717 shares of common stock. Members of the group have the following voting and dispositive power: The Goldman Sachs Group, Inc. has sole voting power of 12,001,217 shares and sole dispositive power of 12,523,717 shares. Goldman Sachs & Co. has sole voting power of 12,001,217 shares and sole dispositive power of 12,523,717 shares.

(17)	Includes 11,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock. Based on a Schedule 13G filed February 14, 2007 with the SEC with respect to its securities as of December 31, 2006, as a group, HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. have shared voting and dispositive power over the securities.

(18)	Includes 11,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock. Based on a Schedule 13G filed November 8, 2006, as a group, Eton Park Fund, L.P., Eton Park Master Fund, Ltd., Eton Park Associates, L.P., Eton Park Capital Management, L.P. and Eric M. Mindich have shared voting and dispositive power with respect to 11,000,000 shares of common stock. Members of the group have the following voting and dispositive power: Eton Park Fund, L.P. has shared voting and dispositive power as to 3,630,000 shares; Eton Park Master Fund, Ltd. has shared voting and dispositive power as to 7,370,000 shares; Eton Park Associates, L.P. has shared voting and dispositive power as to 3,630,000 shares; Eton Park Capital Management, L.P. has shared voting and dispositive power as to 7,370,000 shares; and Mr. Mindich has shared voting and dispositive power as to 11,000,000 shares. Mr. Mindich disclaims beneficial ownership other than as to the portion of such shares relating to his individual economic interest.

(19)	Includes 7,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock. Based on a Schedule 13G filed November 9, 2006, as a group, TPG-Axon GP, LLC, TPG-Axon Partners GP, L.P., TPG-Axon Partners, LP, TPG-Axon Capital Management, L.P., TPG-Axon Partners (Offshore), Ltd., Dinakar Singh LLC and Dinakar Singh have shared voting and dispositive power with respect to 7,000,000 shares of common stock. Members of the group have the following voting and dispositive power: TPG-Axon GP, LLC has shared voting and dispositive power as to 7,000,000 shares; TPG-Axon Partners GP, L.P. and TPG-Axon Partners, LP have shared voting and dispositive power as to 2,491,404 shares; TPG-Axon Capital Management, L.P. has shared voting and dispositive power as to 7,000,000 shares; TPG-Axon Partners (Offshore), Ltd. has shared voting and dispositive power as to 4,626,894 shares; Dinakar Singh LLC has shared voting and dispositive power as to 7,000,000 shares; and Dinakar Singh has shared voting and dispositive power as to 7,000,000 shares. Mr. Singh and Eric Mandelblatt are co-chief executive officers of TPG-Axon Capital Management. Each of TPG-Axon GP, LLC, TPG-Axon Partners GP, L.P., Dinakar Singh LLC, Mr. Singh and Mr. Mandelblatt disclaim beneficial ownership of all of the shares of Series C Preferred Stock and the shares of common stock issuable upon conversion thereof.

(20)	Includes 5,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock. Kings Road Investments, Ltd. have shared voting and dispositive power as to the shares of common stock.

(21)	Includes 4,000,000 shares of common stock issuable upon conversion of the Series C Preferred Stock. Magnetar Master Fund, Ltd. has shared voting and dispositive power as to the shares of common stock.

(22)	Includes 2,086,667 shares issuable upon exercise of options.
Series B Preferred Stock
The holders of our Series B preferred stock are entitled to vote with the holders of common stock on all matters for which stockholders are entitled to vote. Each share of Series B preferred stock is entitled to one vote per share.
As of March 26, 2007, we have reason to believe that Michael Lauer, 7 Dwight Lane, Greenwich, Connecticut 06831, was the beneficial owner of all 19,714 outstanding shares of Series B preferred stock.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and ten percent (10%) stockholders are also required by applicable SEC rules to furnish us with copies of all forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of the copies of such forms we received, we believe that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied in a timely fashion.
Deadlines for Stockholder Proposals for Next Year’s Annual Meeting
You may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the SEC. We must receive proposals intended for inclusion in next year’s proxy statement and proxy card no later than January 1, 2008. All proposals and notifications should be addressed to the Office of the Corporate Secretary, Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002. If the Company does not receive notice of any matter that a stockholder wishes to raise at the annual meeting in 2008 by March 12, 2008 and the matter is raised at that meeting, the proxy holders for next year’s meeting will have discretionary authority to vote on the matter.

Other Matters
The board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

H. Don Teague Secretary
April 16, 2007

EXHIBIT A
ENDEAVOUR INTERNATIONAL CORPORATION
2007 STOCK INCENTIVE PLAN
I. PURPOSE OF THE PLAN
     The purpose of the Endeavour International Corporation 2007 Stock Incentive Plan (the “Plan”) is to provide a means through which Endeavour International Corporation, a Nevada corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, SAR Awards, Restricted Stock Awards, Performance Awards, Incentive Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.
II. DEFINITIONS
     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
     (a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     (b) “Award” means, individually or collectively, any Option, SAR Award, Restricted Stock Award, Performance Award, Incentive Award, or Bonus Stock Award.
     (c) “Award Agreement” means any Incentive Award Agreement, Option Agreement, SAR Agreement, Incentive Award Agreement, Performance Award Agreement or Restricted Stock Agreement.
     (d) “Board” means the Board of Directors of the Company.

     (e) “Bonus Stock Award” means an Award granted under Paragraph XII of the Plan.
     (f) “Change in Control” means, unless otherwise expressly provided in the Participant’s Award Agreement, a “Change in Control” as determined under Subparagraph XIII(c).
     (g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
     (h) “Committee” means a committee of the Board that is selected by the Board as provided in Subparagraph IV(a).
     (i) “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIII.
     (j) “Company” means Endeavour International Corporation, a Nevada corporation.
     (k) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
     (l) “Director” means an individual who is a member of the Board.
     (m) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.
     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (o) “Fair Market Value” means, as of any specified date, the closing sales price of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no sales are reported on that date, on the last preceding date on which such a sale of the Common Stock was so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.
     (p) “Incentive Award” means an Award granted under Paragraph XI of the Plan.
     (q) “Incentive Award Agreement” means a written agreement between the Company and a Participant with respect to an Incentive Award.

     (r) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
     (s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
     (t) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
     (u) “Participant” means an employee, Consultant, or Director who has been granted an Award.
     (v) “Performance Award” means an Award granted under Paragraph X of the Plan.
     (w) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.
     (x) “Plan” means the Endeavour International Corporation 2007 Stock Incentive Plan, as amended from time to time.
     (y) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
     (z) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.
     (aa) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.
     (bb) “SAR Agreement” means a written agreement between the Company and a Participant with respect to an SAR Award.
     (cc)“SAR Award” means an Award granted under Paragraph VIII of the Plan.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
     The Plan, which has been adopted by the Board subject to stockholder approval, shall become effective as of the date of the Company’s 2007 annual meeting of stockholders provided that the adoption of the Plan is approved by the stockholders of the Company on such date. Notwithstanding any provision in the Plan, no Award shall be granted prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date the adoption of the Plan is approved by the stockholders of the Company. The Plan shall remain in effect until all Options and SAR Awards granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Incentive Awards, and Bonus Stock Awards have been satisfied or expired.

IV. ADMINISTRATION
     (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).
     (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, SAR Award, Restricted Stock Award, or Bonus Stock Award, and the number of shares subject to or the value of each Performance Award or Incentive Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.
     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.
     (d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;
GRANT OF AWARDS
     (a) Shares Subject to the Plan and Award Limits. Subject to adjustment under Paragraph XIII, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 8,000,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan shall again be available for the grant of an Award under the Plan. Notwithstanding anything to the contrary contained herein: shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and all shares covered by the portion of an SAR that is exercised (whether or not shares are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock (subject to adjustment under Paragraph XIII) and (ii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000 and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options or Stock Appreciation Rights that are canceled or repriced.
     (b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
     (c) Stock Offered. Subject to the limitations set forth in Subparagraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. ELIGIBILITY
     Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, an SAR Award, a Restricted Stock Award, a Performance Award, an Incentive Award, a Bonus Stock Award, or any combination thereof.
VII. STOCK OPTIONS
     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.
     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee at the date of grant.
     (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option.

An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
     (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
     (f) Restrictions on Repricing of Options. Except as provided in Paragraph XIII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).
     (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.
     (h) Options in Substitution for Options Granted by Other Employers. Options may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
VIII. STOCK APPRECIATION RIGHTS
     (a) Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) shall consist of a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price (or “purchase price”) therefore. An SAR may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. An SAR granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

     (b) SAR Price. The purchase price of the SAR shall be determined by the Committee; provided, however, that the price shall not be less than the Fair Market Value on the date of grant, except in case of Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines. In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered.
     (c) SAR Agreements. At the time any freestanding Award is made under this Paragraph VIII, the Company and the Participant shall enter into an SAR Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective SAR Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding SAR Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the SAR, or a portion thereof, may be exercisable).
     (d) Stock Appreciation Rights in Substitution for Rights Granted by Other Employers. Stock Appreciation Rights may be granted under the Plan from time to time in substitution for such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
IX. RESTRICTED STOCK AWARDS
     (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. If the Forfeiture Restrictions applicable to a Restricted Stock Award are based on the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, then, unless such Award is issued to the Participant in lieu of all or a portion of the cash compensation payable to the Participant under any compensation program of the Company, the Forfeiture Restrictions shall not lapse in full prior to three (3) years from the date of grant; provided, however, the Forfeiture Restrictions may lapse more rapidly pursuant to Paragraph XIII and that the Committee may provide that the Forfeiture Restrictions may lapse more rapidly in the event of the Participant’s retirement, disability, death or other termination of employment, or the satisfaction of any performance requirement or other condition specified by the Committee. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
     (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.
     (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     (d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. Subject to the limitations set forth in the fourth sentence of Subparagraph IX(a), the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all

Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.
     (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
X. PERFORMANCE AWARDS
     (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period (which shall be no less than 12 months) over which the performance applicable to the Performance Award shall be measured.
     (b) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.
     (c) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.
     (d) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.
     (e) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.
     (f) Performance Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.
XI. INCENTIVE AWARDS
     (a) Incentive Awards. Incentive Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Incentive Award.
     (b) Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Participant; provided, however, that, unless an Incentive Award is issued to a Participant in lieu of all or a portion of the cash compensation payable to the Participant under any compensation program of the Company, the Incentive Award shall not be 100% vested prior to three (3) years from the date of grant; provided, however, the Incentive Award may vest more rapidly pursuant to Paragraph XIII and that the Committee may provide that the Incentive Award shall vest more rapidly in the event of the Participant’s retirement, disability, death or other termination of employment, or the satisfaction of any performance requirement or other condition specified by the Committee.
     (c) Awards Criteria. In determining the value of Incentive Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
     (d) Payment. Following the end of the vesting period for an Incentive Award (or at such other time as the applicable Incentive Award Agreement may provide), the holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Incentive Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.
     (e) Termination of Award. An Incentive Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
     (f) Incentive Award Agreements. At the time any Award is made under this Paragraph XI, the Company and the Participant shall enter into an Incentive Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Incentive Award Agreements need not be identical.
XII. BONUS STOCK AWARDS
     Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.
XIII. RECAPITALIZATION OR REORGANIZATION
     (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
     (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
     (c) Recapitalizations and Change in Control. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.
     Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below) the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Participant’s Award Agreement:
          (i) all of the Options and any SAR Award then outstanding shall become one hundred percent (100%) vested and immediately and fully exercisable;
          (ii) all of the restrictions and conditions of any Restricted Stock, Performance Award and any Incentive Award then outstanding shall be deemed satisfied, and any restriction period with respect thereto shall be deemed to have expired; and
          (iii) all of the SAR Awards, Performance Awards and Incentive Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Participants without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.
     Notwithstanding any other provision of the Plan, unless otherwise expressly provided in the Participant’s Award Agreement, the provisions of this Paragraph XIII(c) may not be terminated, amended, or modified to adversely affect any Award theretofore granted under the

Plan without the prior written consent of the Participant with respect to his outstanding Awards subject, however, to the last paragraph of this Paragraph XIII(c).
     For all purposes of the Plan, a “Change in Control” shall be deemed to occur if:
          (i) the Company (1) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (2) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or
          (ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of 30% or more of the outstanding shares of the Company’s voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or
          (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law; or
          (iv) during a period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office, who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or
          (v) any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control hereunder.
     Notwithstanding the occurrence of any of the foregoing events of this Subparagraph XIII(c) which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be deemed a Change in Control hereunder. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.
     (d) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of

Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XIII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
     (e) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.
     (f) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XIV. AMENDMENT AND TERMINATION OF THE PLAN
     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Subparagraph VII(f).
XV. MISCELLANEOUS
     (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, an SAR, a right to a Restricted Stock Award, a right to a Performance Award, a right to an Incentive Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
     (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Subparagraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.
     (f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

Endeavour International Corporation
1000 Main Street, Suite 3300, Houston, Texas 77002
PROXY
This Proxy is Solicited By and on Behalf of the Board of Directors for the
Annual Meeting of Stockholders, May 24, 2007
The undersigned hereby appoints William L. Transier and Lance Gilliland, either or both of them, proxies of the undersigned with full power of substitution, to vote all shares of Endeavour International Corporation Common Stock, Series B Preferred Stock or Series C Preferred Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endeavour International Corporation to be held in Houston, Texas on Thursday, May 24, 2007 at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

1.	Election of Class III Directors:		For	Withheld
	01-Barry J. Galt		☐	☐
	02-Thomas D. Clark, Jr.		☐	☐

2.	Approval of the 2007 Stock Incentive Plan:	For	Against	Abstain
		☐	☐	☐

3.	Ratification of the Appointment of Independent Auditor:	For	Against	Abstain
		☐	☐	☐
This proxy will be voted as indicated by the stockholder(s). If no choice is indicated above, this proxy will be voted “for” Items 1, 2 and 3.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

Please note any address changes.	Date:

Signature of Stockholder:

Signature of Stockholder:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”
OR

2.
VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter your control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone
OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and Internet voting is available through 11:59 p.m., prevailing time, on May 23, 2007. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.